Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

AMERICREDIT CORP.

ARTICLE I

Pursuant to the provisions of the Texas Business Organizations Code (the “TBOC”), AmeriCredit Corp., a Texas corporation (the “Corporation”), hereby adopts and files with the Texas Secretary of State this Amended and Restated Certificate of Formation (the “Restated Certificate”), which accurately states and copies the Corporation’s Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the “Existing Articles”) as further amended by this Restated Certificate as hereinafter set forth below, and which contain no other change in any provision thereof, other than the omission of the name and address of the incorporator of the Corporation and the updating of the current number of directors and the names and addresses of the persons currently serving as directors, as permitted by the TBOC.

ARTICLE II

The name of the Corporation is AmeriCredit Corp. The Corporation is a Texas for-profit corporation.

ARTICLE III

The following paragraphs identify by reference or description each added, altered, or deleted provision to the Existing Articles being restated:

1. The preamble of the Existing Articles is hereby deleted in its entirety.

2. Article I of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE I. NAME

The name of the corporation is General Motors Financial Company, Inc. (the “Corporation”).

3. Article II of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE II. ENTITY TYPE

The Corporation is a for-profit corporation.

4. Article III of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE III. PURPOSE

The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organizations Code (the “TBOC”).

5. Article IV of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE IV SHARES

The aggregate number of shares that the Corporation shall have authority to issue is one thousand (1,000) shares of common capital stock, par value one dollar ($1.00) per share.

6. Article V of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE V. REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office is 211 E. 7th Street, Suite 620, Austin, Texas 78701, and the name of its registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

7. Article VI of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE VI. DIRECTORS

The number of directors currently constituting the Board of Directors is four (4), and the names and addresses of the persons who are currently serving as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

NAME	ADDRESS

Daniel E. Berce	801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

Daniel Ammann	767 Fifth Avenue, NY NY 10153

Stephen J. Girsky	300 Renaissance Center, Detroit MI 48265-3000

Christopher P. Liddell	300 Renaissance Center, Detroit MI 48265-3000

8. Article VII of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE VII. AMENDMENTS TO BYLAWS

The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

9. Article VIII of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE VIII. INDEMNIFICATION

The Corporation shall indemnify persons for whom indemnification is permitted by Chapter 8 of the TBOC to the fullest extent permissible under Chapter 8 of the TBOC, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.

10. Article IX of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE IX. LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this provision does not limit or eliminate the liability of a director to the extent that the director is found liable under applicable law for (i) a breach of a director’s duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

11. Article X of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE X. NO DIMINISHMENT OR ADVERSE AFFECT ON EXISTING VESTED RIGHTS

The adoption of this Restated Certificate shall not shall diminish or adversely affect any right to exculpation or indemnification or advancement of expenses that shall have become vested under the Corporation’s articles of incorporation or bylaws or otherwise existing prior to the date that this Restated Certificate shall have become effective.

12. Articles XI and XII of the Existing Articles is hereby deleted in their entirety.

ARTICLE IV

Each of the amendments made by this Restated Certificate has been made in accordance with the TBOC and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

ARTICLE V

The Corporation’s Existing Articles are hereby superseded by the Restated Certificate, as set forth on Exhibit A hereto, which accurately states and copies the entire text of the Existing Articles as amended as set forth above, other than (i) the omission of the name and address of the incorporator of the Corporation and (ii) the updating of the current number of directors and the names and addresses of the persons currently serving as directors, as permitted by the TBOC.

DATED: October 1, 2010.

AmeriCredit Corp.

By:
Name:	J. Michael May
Title:	Secretary

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GENERAL MOTORS FINANCIAL COMPANY, INC.

ARTICLE I. NAME

The name of the corporation is General Motors Financial Company, Inc. (the “Corporation”).

ARTICLE II. ENTITY-TYPE

The Corporation is a for-profit corporation.

ARTICLE III. PURPOSE

The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV. SHARES

The aggregate number of shares that the Corporation shall have authority to issue is one thousand (1,000) shares of common capital stock, par value one dollar ($1.00) per share.

ARTICLE V. REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office is 211 E. 7th Street, Suite 620, Austin, Texas 78701, and the name of its registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

ARTICLE VI. DIRECTORS

The number of directors currently constituting the Board of Directors is four (4), and the names and addresses of the persons who are currently serving as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

NAME	ADDRESS

Daniel E. Berce	801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

Daniel Ammann	767 Fifth Avenue, NY NY 10153

Stephen J. Girsky	300 Renaissance Center, Detroit MI 48265-3000

Christopher P. Liddell	300 Renaissance Center, Detroit MI 48265-3000

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ARTICLE VII. AMENDMENTS TO BYLAWS

The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

ARTICLE VIII INDEMNIFICATION

The Corporation shall indemnify persons for whom indemnification is permitted by Chapter 8 of the TBOC to the fullest extent permissible under Chapter 8 of the TBOC, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.

ARTICLE IX LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this provision does not limit or eliminate the liability of a director to the extent that the director is found liable under applicable law for (i) a breach of a director’s duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

ARTICLE X. NO DIMINISHMENT OR ADVERSE AFFECT ON EXISTING VESTED RIGHTS

The adoption of this Restated Certificate shall not shall diminish or adversely affect any right to exculpation or indemnification or advancement of expenses that shall have become vested under the Corporation’s articles of incorporation or bylaws or otherwise existing prior to the date that this Restated Certificate shall have become effective.

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